Exhibit 10.6

EXECUTION VERSION

SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

among

EWT HOLDINGS I CORP.,

THE AEA INVESTORS,

MANAGEMENT INVESTORS,

ADDITIONAL INVESTORS

and

RELATIONSHIP INVESTORS

Dated as of December 11, 2014

TABLE OF CONTENTS

I.	INTRODUCTORY MATTERS		2
	1.1.	Defined Terms	2
	1.2.	Construction	7
II.	TRANSFERS		7
	2.1.	Limitations on Transfer	7
	2.2.	Certain Permitted Transfers	8
	2.3.	Tag-Along Rights	9
	2.4.	Drag Along Rights	11
	2.5.	Participation Right	13
	2.6.	Capitalization Changes	14
III.	REGISTRATION RIGHTS AGREEMENT		14
IV.	PURCHASE OF MINORITY SHARES UPON TERMINATION DATE		15
	4.1.	Purchase of Minority Shares from Management Investors Upon Termination of Employment	15
	4.2.	Purchase Price for Minority Shares	16
	4.3.	Purchase of Minority Shares from Relationship Investors Upon Termination of Contractual Relationship	17
V.	CERTAIN OTHER AGREEMENTS		18
	5.1.	Certain Transactions	18
	5.2.	Mergers, Etc.	18
	5.3.	Board of Directors; Books and Records	18
	5.4.	Corporate Opportunities	19
	5.5.	Confidentiality	20
	5.6.	Distributions or Redemptions	21
	5.7.	Annual Valuation	22
VI.	MISCELLANEOUS		22
	6.1.	Additional Securities Subject to Agreement	22
	6.2.	Term	22
	6.3.	Notices	22
	6.4.	Further Assurances	22
	6.5.	Non-Assignability	23
	6.6.	Amendment, Waiver	23
	6.7.	Third Parties	23

i

6.8.	Governing Law; Arbitration	23
6.9.	Specific Performance	24
6.10.	Entire Agreement	24
6.11.	Titles and Headings	24
6.12.	Severability	24
6.13.	Counterparts	24
6.14.	Additional Management Investors and Relationship Investors	24
6.15.	Stock Certificates	25
6.16.	Tax Forms; FATCA	25
6.17.	Relationship Investors	25

Schedule 4.13

Purchase Price for Relationship Investor’s Minority Shares

ii

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated as of December 11, 2014 (as amended, modified or supplemented from time to time, this “Agreement”), among (i) EWT Holdings I Corp., a Delaware corporation (the “Company”), (ii) the AEA Investors (as defined herein), (iii) the parties identified on the signature pages hereto as “Management Investors” (together with their respective Permitted Transferees, the “Management Investors”), (iv) the parties identified on the signature pages hereto as “Additional Investors” (together with their respective Permitted Transferees, the “Additional Investors”), and (v) the Persons identified on the signature pages hereto as “Relationship Investors” that have either a municipal, distributor, representative, consulting or industrial contract with the Company and/or its subsidiaries ((together with their respective Permitted Transferees, the “Relationship Investors”); collectively with the Management Investors, the Additional Investors and each Person who executes an Assumption Agreement and falls under clause (x)(i) of the definition of Assumption Agreement, the “Minority Investors”).

RECITALS

A.                                    EWT Holdings III Corp. (f/k/a WTG Holdings III Corp.), a Delaware corporation and indirect wholly-owned subsidiary of the Company (“EWT III”), and Siemens Aktiengesellschaft (“Siemens”) are parties to a Master Sale and Purchase Agreement, dated as of October 15, 2013 (as amended, modified or supplemented from time to time, the “MSPA”), pursuant to which, among other things, Siemens sold and transferred the business of providing products, equipment, solutions and services related to water and wastewater treatment markets through Siemens’ business unit “Water Technologies” with three segments (i.e., industrial, municipal and service) (the “Business”) to EWT III and its Affiliates, and EWT III and its Affiliates purchased and acquired the Business from Siemens, in each case at the Closing (as defined in the MSPA) and with economic effect as of the Effective Date (as defined in the MSPA);

B.                                    The AEA Investors hold a majority of the outstanding shares of common stock, par value $0.01 per share of the Company (the “Company Common Stock”), the Minority Investors hold the remainder of the outstanding shares of the Company Common Stock and the Company has no other capital stock outstanding as of the date hereof;

C.                                    The Company, the AEA Investors, the Management Investors and the Additional Investors entered into that certain Stockholders’ Agreement, dated as of January 15, 2014 (the “Original Agreement”), on the terms and conditions set forth in the Original Agreement to provide for certain matters relating to their respective holdings of the Company Common Stock;

D.                                    The Company and the AEA Investors executed that certain First Amended and Restated Stockholders’ Agreement, dated as of March 5, 2014 (the “First A&R Agreement”), on the terms and conditions set forth in the First A&R Agreement to provide for certain matters relating to their respective holdings of the Company Common Stock; and

E.                                     Pursuant to 6.6(i) of the First A&R Agreement as in effect immediately prior to the execution of this Agreement, the Company, the AEA Investors and the Minority

Investors, which collectively hold 100% of the outstanding Company Common Stock, desire to amend and restate the First A&R Agreement on the terms and conditions set forth herein.

I.                                        INTRODUCTORY MATTERS

1.1.                            Defined Terms.  The following terms have the following meanings when used herein with initial capital letters:

“Additional Investors” shall have the meaning set forth in the preamble of this Agreement.

“AEA” means AEA Investors LP, a Delaware limited partnership.

“AEA Investors” means (i) AEA Investors Fund V LP, a Cayman Islands exempted limited partnership. (ii) AEA Investors Fund V-A LP, a Delaware limited partnership, (iii) AEA Investors Fund V-B LP, a Delaware limited partnership, (iv) AEA Investors Participant Fund V LP, a Delaware limited partnership, (v) AEA Investors QP Participant Fund V LP, a Delaware limited partnership, (vi) any general or limited partnership, corporation or limited liability company having as a general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is a member of AEA or an Affiliate of any such Person and (vii) any successor or permitted assign or transferee of any of the foregoing.

“AEA Sale” shall have the meaning set forth in Section 2.3(a).

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Assumption Agreement” means a writing reasonably satisfactory in form and substance to the AEA Investors whereby a transferee of shares of Company Common Stock becomes a party to, and agrees to be bound, to the same extent as its transferor, by the terms of this Agreement (i.e., (x)(i) if the transferor of such shares was a Minority Investor, such transferee will be subject to the same rights and obligations as the Minority Investor who transferred such shares unless (ii) the transfer occurred pursuant to Section 2.3, in which case such transferee will be subject to the same rights and obligations as an AEA Investor and (y) if the transferor of such shares was an AEA Investor, such transferee will be subject to the same rights and obligations of an AEA Investor).

“BC Act” shall have the meaning set forth in Section 5.5(b).

“bcIMC Investor” shall have the meaning set forth in Section 5.5(b).

“Board” means the Board of Directors of the Company.

“Breaching Drag-Along Stockholder” shall have the meaning set forth in Section 2.4(c).

“Business Day” a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Cause” means, (i) if a Management Investor is a party to an employment or a severance agreement with the Company or one of its subsidiaries, the occurrence of any circumstances defined as “Cause” in such employment or severance agreement or (ii) if a Management Investor is not a party to an employment or severance agreement with the Company or one of its subsidiaries, (A) the Management Investor’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (1) any felony or (2) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether of the United States or any state thereof or any similar foreign law to which the Management Investor may be subject, (B) the Management Investor’s being or having been engaged in conduct constituting a breach of fiduciary duty, willful misconduct or negligence relating to the Company or any of its subsidiaries or the performance of the Management Investor’s duties, (C) the Management Investor’s willful failure to (1) follow a reasonable and lawful directive of the Company or of, the subsidiary of the Company at which he or she is employed or provides services, or the Board, or (2) comply with any written rules, regulations, policies or procedures of the Company or a subsidiary of the Company at which he or he is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company, (D) the Management Investor’s violation of any agreement, contract or understanding with the Company and/or its subsidiaries to which the Management Investor is a party, or (E) the Management Investor’s deliberate and continued failure to perform his or her material duties to the Company or any of its subsidiaries.  Notwithstanding the foregoing, the events described in clauses (A) through (E) of this definition shall constitute Cause only if the Company provides the Management Investor with notice within thirty (30) days after the Company’s initial knowledge of the events or circumstances that the Company believes constitute Cause and the Management Investor fails to cure such event or circumstance within thirty (30) days after receipt from the Company of such notice.  For purposes of this definition, no act, or failure to act, on the part of the Management Investor shall be considered “willful” unless it is done, or omitted to be done, by the Management Investor in bad faith or without reasonable belief that the Management Investor’s action or omission was in the best interests of the Company.

“Business” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Common Stock” shall have the meaning set forth in the recitals of this Agreement.

“Confidential Information” shall have the meaning set forth in Section 5.5(a).

“Contractual RI Party” shall have the meaning set forth in Section 6.17(a).

“Credit Agreement” shall have the meaning set forth in Section 5.3(d).

“Disability” means (i) if a Management Investor is a party to an employment or a severance agreement with the Company or one of its subsidiaries, the occurrence of any circumstances defined as “Disability” in such employment or severance agreement if such term is defined or (ii) if a Management Investor is not a party to an employment or severance agreement with the Company or one of its subsidiaries or the Management Investor’s employment or severance agreement does not define “Disability,” permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time.  A determination of Disability may be made by a physician selected or approved by the Board and, in this respect, the Management Investor shall submit to any reasonable examination(s) required by such physician upon request.

“Disclosing Party” shall have the meaning set forth in Section 5.5(a).

“Drag-Along Proxy Holder” shall have the meaning set forth in Section 2.4(c).

“Dragging Parties” shall have the meaning set forth in Section 2.4(a).

“Equity Securities” means any (i) capital stock of any class or series, (ii) options, warrants or other securities convertible into or exercisable or exchangeable for such capital stock, (iii) options, warrants or other securities convertible into or exercisable or exchangeable for such securities described in clause (ii), or (iv) any other rights to acquire, directly or indirectly, such capital stock.

“First A&R Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Fair Market Value” of a share of Company Common Stock on any date shall mean a value determined in good faith by the Board that reflects the equity value of the Company assuming a total sale of the Company (including its goodwill) and shall not include any discounts to reflect the fact that the Company Common Stock subject to any such determination represents a minority interest in the Company.

“FATCA” shall have the meaning set forth in Section 6.16.

“IPO” means the initial bona fide underwritten public offering and sale of Company Common Stock (or other Equity Securities of the Company or any subsidiary of the Company, or of any successor of the Company or any of its subsidiaries) pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) filed under the Securities Act.

“Issuance” shall have the meaning set forth in Section 2.5.

“Legend” shall have the meaning set forth in Section 2.1(d).

“Management Agreement” means the Management Agreement, dated as of January 15, 2014, (as amended, modified or supplemented from time to time) between the Company and AEA.

“Management Investors” shall have the meaning set forth in the preamble to this Agreement.

“Management Investor Available Shares” shall have the meaning set forth in Section 4.1(a).

“Management Investor Call Notice” shall have the meaning set forth in Section 4.1(a).

“Management Investor Call Option” shall have the meaning set forth in Section 4.1(a).

“Management Investor Call Period” shall have the meaning set forth in Section 4.1(a).

“Management Investor Option Notice” shall have the meaning set forth in Section 4.1(a).

“Management Investor Termination Date” shall have the meaning set forth in Section 4.1(a).

“Minority Investors” shall have the meaning set forth in the preamble to this Agreement.

“Minority Shares” shall mean all shares of Company Common Stock issued to or held by, any Minority Investor, including, without limitation, all shares of Company Common Stock purchased by a Minority Investor for cash or issued upon conversion of convertible securities, upon exercise of stock options, by way of a stock dividend or stock sold or in connection with any conversion, merger, consolidation, recapitalization or other reorganization affecting the Company Common Stock.  Minority Shares will continue to be Minority Shares in the hands of any transferee other than the Company or the AEA Investors.

“MSPA” shall have the meaning set forth in the recitals of this Agreement.

“Original Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Permitted Transferee” means any Person to whom shares of Company Common Stock are Transferred in a Transfer in accordance with Section 2.2 and not in violation of this Agreement and who is required to, and does, enter into an Assumption Agreement, and includes any Person to whom a Permitted Transferee of a Minority Investor (or a Permitted Transferee of a Permitted Transferee) so further Transfers shares of Company Common Stock and who is required to, and does, execute and deliver to the Company and the AEA Investors an Assumption Agreement.

“Person” means any individual, firm, corporation, company, limited liability company, partnership, trust, joint stock company, business trust, incorporated or unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Proposed Transferee” shall have the meaning set forth in Section 2.3(a).

“Qualified Transaction” shall have the meaning set forth in Section 2.5.

“Receiving Party” shall have the meaning set forth in Section 5.5(a).

“Registration Rights Agreement” shall have the meaning set forth in Article III.

“Relationship Investor” shall have the meaning set forth in the preamble to this Agreement.

“Relationship Investor Available Shares” shall have the meaning set forth in Section 4.3(a).

“Relationship Investor Call Notice” shall have the meaning set forth in Section 4.3(a).

“Relationship Investor Call Option” shall have the meaning set forth in Section 4.3(a).

“Relationship Investor Call Period” shall have the meaning set forth in Section 4.3(a).

“Relationship Investor Option Notice” shall have the meaning set forth in Section 4.3(a).

“Relationship Investor Representative Agreement” shall have the meaning set forth in Section 4.3(a).

“Relationship Investor Termination Date” shall have the meaning set forth in Section 4.3(a).

“Right” shall have the meaning set forth in Section 2.5.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Siemens” shall have the meaning set forth in the recitals of this Agreement.

“Significant Stockholder” means each Stockholder who holds at least 20% of the outstanding Company Common Stock.

“Stockholders” means each of the holders of Company Common Stock who are parties to this Agreement or an Assumption Agreement.

“Tagging Stockholder” shall have the meaning set forth in Section 2.3(a).

“Third Party” shall have the meaning set forth in Section 2.4(a).

“Third Party Offer” shall have the meaning set forth in Section 2.4(a).

“Transfer” means a transfer, sale, assignment, donation, contribution, pledge, hypothecation, encumbrance or other disposition (including, without limitation, by operation of law), whether directly or indirectly, pursuant to the creation of a derivative security, the grant of an option or other right.

“VCOC Fund” shall have the meaning set forth in Section 5.3(a).

1.2.                            Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

II.                                   TRANSFERS

2.1.                            Limitations on Transfer.  (a) Each Stockholder hereby agrees that it will not, directly or indirectly, Transfer any shares of Company Common Stock unless such Transfer complies with the provisions hereof and (i) such Transfer is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or “blue sky” laws or (ii) such Stockholder shall have furnished the Company with a written opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

(b)                                 (i)                                     Prior to an IPO, no Minority Investor may Transfer any shares of Company Common Stock other than pursuant to Sections 2.2, 2.3 or 2.4.

(ii)                                  Prior to an IPO, the AEA Investors will not Transfer any shares of Company Common Stock in a transaction subject to Section 2.3 unless Section 2.3 is complied with.

(c)                                  In the event of any purported Transfer by any of the Stockholders of any shares of Company Common Stock in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

(d)                                 Each certificate representing shares of Company Common Stock issued to the Stockholders will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement, the “Legend”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE “BLUE SKY” LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH STATE LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF DECEMBER 11, 2014 (AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME), BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH MAY BE OBTAINED BY THE STOCKHOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The Company shall imprint such legend on certificates evidencing outstanding Company Common Stock.

2.2.                            Certain Permitted Transfers.  Notwithstanding any other provision of this Agreement to the contrary, each Minority Investor shall be entitled from time to time to Transfer any or all of the shares of Company Common Stock held by it to (i) any one or more of its respective Affiliates, (ii) in the case of any transferor which is a partnership or limited liability company, any partners or members of such transferor, (iii) in the case of any transferor which is a trust, the beneficiaries of such transferor, (iv) in the case of any transferor who is an individual, such transferor’s current or former spouse or direct lineal descendants (including adopted children) or antecedents or a charitable remainder trust or trust, in either case the current beneficiaries of which, or to a corporation, limited liability company or partnership, the stockholders, members or limited or general partners of which, include only such transferor and/or such transferor’s current or former spouse and/or such transferor’s direct lineal descendants (including adopted children) or antecedents, or the executor, administrator, testamentary trustee, legatee or beneficiary of any deceased transferor holding shares of Company Common Stock or (v) in accordance with Sections 4.1 and 4.3 hereof; provided, however, that in the case of clauses (i) — (iv) of this Section 2.2, (x) the Minority Investor making the Transfer must first give the Company at least ten (10) Business Days prior written notice of such Transfer, which notice must include the name and address of the proposed transferee and the number of shares of Company Common Stock to be Transferred, (y) any such transferee duly executes and delivers an Assumption Agreement, and (z) the Company has been furnished with an opinion of counsel in connection with such Transfer, in form and substance reasonably satisfactory to the Company, to the effect that no registration under the Securities Act or any state securities or “blue sky” laws is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

2.3.                            Tag-Along Rights.  (a) So long as this Agreement remains in effect, with respect to any proposed Transfer by the AEA Investors of the shares of Company Common Stock held by the AEA Investors to any Person other than an Affiliate of AEA or another AEA Investor (other than in an IPO, which shall be subject to the Registration Rights Agreement contemplated in Article III hereof), whether pursuant to a stock sale, merger, consolidation, a tender or exchange offer or any other transaction (any such transaction, an “AEA Sale”), the AEA Investors will have the obligation, and each of the Minority Investors will have the right, to require the proposed transferee or acquiring Person to purchase from each of the Minority Investors who exercises its rights under Section 2.3(b) (a “Tagging Stockholder”) (x) in the case of the first such proposed Transfer following which the AEA Investors, after giving effect to such AEA Sale, would not either hold a majority of the outstanding shares of Company Common Stock or have the ability to elect or appoint a majority of the members of the Board, all shares of Company Common Stock owned by such Tagging Stockholder and (y) in all other cases, a number of shares of Company Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of outstanding shares of Company Common Stock owned by such Tagging Stockholder by (B) the aggregate number of outstanding shares of Company Common Stock and (ii) the total number of shares of Company Common Stock proposed to be directly or indirectly Transferred to the transferee or acquiring Person by the AEA Investors in the contemplated AEA Sale (a “Proposed Transferee”), at the same price per share and upon substantially the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid by and given to the AEA Investors.  In order to be entitled to exercise its right to sell shares of Company Common Stock to the Proposed Transferee pursuant to this Section 2.3, each Tagging Stockholder must agree to make to the Proposed Transferee the same covenants, indemnities (with respect to all matters other than the AEA Investors’ or other Tagging Stockholders’ ownership of Company Common Stock) and agreements as the AEA Investors agree to make in connection with the AEA Sale and only such representations and warranties (and related indemnification) as to its ownership of its Company Common Stock as are given by the AEA Investors with respect to such party’s ownership of Company Common Stock; provided, however, that all such covenants, indemnities and agreements shall be made by the Tagging Stockholders severally and not jointly and that the liabilities thereunder (other than with respect to the ownership of each Stockholder’s shares being transferred, which shall be several obligations) shall be borne on a pro rata basis based on the number of shares Transferred by each of the AEA Investors and the Tagging Stockholders and are limited to the lesser of (A) the net proceeds actually received by such Tagging Stockholder for such Transferred shares and (B) such Tagging Stockholder’s pro rata share of any “cap” on indemnification obligations of the Stockholders selling shares of Company Common Stock in the AEA Sale.  Each Tagging Stockholder will be responsible for its proportionate share of the reasonable out-of-pocket costs incurred by the AEA Investors in connection with the AEA Sale to the extent not paid or reimbursed by the Company or the Proposed Transferee.

(b)                                 The AEA Investors will give notice to each Tagging Stockholder of each proposed AEA Sale at least ten (10) Business Days prior to the proposed consummation of such AEA Sale, setting forth the number of shares of Company Common Stock proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the AEA Investors will provide such information, to the extent reasonably available to the AEA Investors, relating to such consideration as the Tagging Stockholder may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the Proposed Transferee.  The tag-along rights provided by this Section 2.3 must be exercised by each Tagging Stockholder within ten (10) Business Days following receipt of the notice required by the preceding sentence by delivery of an irrevocable written notice to the AEA Investors (with a copy to the Company) indicating such Tagging Stockholder’s exercise of its, her or his rights and specifying the maximum number of shares of Company Common Stock it, she or he desires to sell.  The Tagging Stockholder will be entitled under this Section 2.3 to Transfer to the Proposed Transferee the number of shares of Company Common Stock determined in accordance with Section 2.3(a).

(c)                                  If any Tagging Stockholder exercises its, her or his rights under Section 2.3(a), the closing of the purchase of the Company Common Stock with respect to which such rights have been exercised is subject to, and will take place concurrently with, the closing of the AEA Sale.  If the closing of the AEA Sale does not occur within one hundred twenty (120) days after the Minority Investors’ receipt of written notice of such AEA Sale pursuant to Section 2.3(b), each Tagging Stockholder may withdraw from AEA Sale by providing written notice to the AEA Investors within ten (10) Business Days after the expiration of such one hundred twenty (120) day period.

(d)                                 The requirements of this Section 2.3 shall not apply to (i) proposed Transfers of Common Stock by the AEA Investors in a transaction or series of related transactions that occurs during the six (6) month period following the Closing Date (as defined in the MSPA) in which the AEA Investors Transfer shares of Company Common Stock held by the

AEA Investors to any Person with an aggregate value that does not exceed Thirty Million Dollars ($30,000,000.00) in the aggregate for all such transactions and does not cause the AEA Investors to hold less than a majority of the outstanding Company Shares following such transaction or series of related transactions, (ii) Transfers to a Permitted Transferee, or (iii) any Transfer of Company Common Stock required to be made by a Stockholder pursuant to the Drag-Along rights set forth in Section 2.4 hereof.  The requirements of this Section 2.3 are in addition to, and not in limitation of, any other restrictions on Transfers of Company Common Stock contained in this Agreement.

(e)                                  If a Minority Investor exercises its rights as a Tagging Stockholder under this Section 2.3, such Minority Investor shall use commercially reasonable efforts to secure any governmental authorization required to be obtained by such Minority Investor and shall provide any information which may be needed from such Minority Investor in connection therewith, to comply as soon as reasonably practicable with all applicable Laws and to take all such other actions and to execute such additional documents as are necessary or appropriate in order to consummate the AEA Sale.

2.4.                            Drag Along Rights.  (a) If Stockholders holding a majority of the outstanding shares of Company Common Stock (in such capacity, the “Dragging Parties”) receive a bona fide offer from a Person other than a Stockholder or an Affiliate of a Stockholder (a “Third Party”) to purchase (other than in an IPO) at least a majority of the shares of Company Common Stock (a “Third Party Offer”) and such Third Party Offer is accepted by the Dragging Parties, then each of the other Stockholders hereby agrees that, if requested by the Dragging Parties, it will Transfer to such Third Party on substantially the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to the Dragging Parties, the number of shares equal to the number of shares owned by it multiplied by the percentage of the then outstanding shares to which the Third Party Offer is applicable.

(b)                                 The Dragging Parties will give notice (the “Drag-Along Notice”) to each of the other Stockholders of any proposed Transfer giving rise to the rights of the Dragging Parties set forth in Section 2.4(a) as soon as reasonably practicable following the acceptance of the offer referred to in Section 2.4(a).  The Drag-Along Notice will set forth the number of shares of Company Common Stock proposed to be so Transferred, the name of the Proposed Transferee or acquiring Person, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Parties will provide such information, to the extent reasonably available to the Dragging Parties, relating to such consideration as the other Stockholders may reasonably request in order to evaluate such non-cash consideration), the number of shares of Company Common Stock sought and the other terms and conditions of the offer.  The Dragging Parties will notify the other Stockholders at least ten (10) Business Days in advance of the closing of the sale of shares to the Third Party.  In any such agreement, such other Stockholders will be required (i) to make or agree to the same covenants, indemnities (with respect to all matters other than the Dragging Parties’ or other Stockholders’ ownership of Company Common Stock) and agreements as the Dragging Parties so long as such covenants, indemnities and agreements are made severally and not jointly and the liabilities thereunder (other than with respect to the ownership of each Stockholder’s shares being transferred, which shall be several obligations) are borne on a pro rata basis based on the number of shares Transferred by each Stockholder and are limited to the lesser of (A) the net proceeds actually received by such Stockholder for such Transferred shares and (B) such Stockholder’s pro rata share of any “cap” on indemnification obligations of the Stockholders selling shares of Company Common Stock in the sale to the Third Party, (ii) to make representations and warranties (and provide related indemnification) only as to their respective ownership of Company Common Stock as are given by the Dragging Parties with respect to such party’s ownership of Company Common Stock, (iii) otherwise take all necessary action, including, without limitation, to the extent applicable, expressly waiving any dissenter’s rights or rights of appraisal or similar rights, surrendering certificates, cooperating in obtaining any applicable governmental authorization(s) and otherwise as reasonably required to assist the Dragging Parties in the consummation of such Third Party Offer and (iv) to pay their proportionate share of the reasonable costs incurred for the benefit of all Stockholders in connection with such transaction to the extent not paid or reimbursed by the Company or the transferee or acquiring Person.  If the Transfer referred to in the Drag-Along Notice is not consummated within one hundred twenty (120) days from the date of the Drag-Along Notice, the Dragging Parties must deliver another Drag-Along Notice in order to exercise its rights under this Section 2.4 with respect to such Transfer or any other Transfer.

(c)                                  Notwithstanding anything in this Agreement to the contrary, upon receipt of the Drag-Along Notice, each other Stockholder shall be obligated to vote his, her or its shares of Company Common Stock, if applicable, in favor of such Third Party Offer at any meeting of holders of Company Common Stock called to vote on or approve such Third Party Offer (or any written consent solicited for such purpose).  Solely for purposes of this Section 2.4(c) and in order to secure the performance of each Stockholder’s obligations under this Section 2.4(c), each Stockholder hereby irrevocably appoints each other Stockholder that qualifies as a Drag-Along Proxy Holder (as defined below) the attorney-in-fact and proxy of such Stockholder (with full power of substitution) to vote or provide a written consent with respect to its Company Common Stock as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to his, her or its Company Common Stock in accordance with the terms of this Section 2.4(c) (each such Stockholder, a “Breaching Drag-Along Stockholder”) within three (3) days of a request for such vote or written consent.  Upon such failure, the Dragging Parties shall have and are hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-Along Stockholder’s Company Common Stock for the purposes of taking the actions required by this Section 2.4(c) (such Dragging Parties, a “Drag-Along Proxy Holder”).  Each Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 2.4(c) with respect to the Company Common Stock owned by such Stockholder.  Notwithstanding the foregoing, the conditional proxy granted by this Section 2.4(c) shall be deemed to be revoked upon the termination of this Section 2.4 in accordance with this Agreement.

(d)                                 If a Minority Investor is required to Transfer any of its shares in accordance with this Section 2.4, such Minority Investor shall use commercially reasonable efforts to secure any governmental authorization required to be obtained by such Minority Investor and shall provide any information which may be needed from such Minority Investor in connection therewith, to comply as soon as reasonably practicable with all applicable Laws and to take all such other actions and to execute such additional documents as are necessary or appropriate in order to consummate the Third Party Offer.

(e)                                  For the avoidance of doubt, the Dragging Parties will not receive any collateral consideration in connection with a Third Party Offer that is not also received by each of the other Stockholders in connection with any proposed Transfer giving rise to the rights of the Dragging Parties set forth in Section 2.4(a).

2.5.                            Participation Right.  (a) The Company shall not issue (an “Issuance”) additional shares of Company Common Stock or other Equity Securities to any Person, including AEA or the AEA Investors (other than (i) shares or other securities issued upon the exchange, exercise or conversion of options, warrants, convertible stock, rights, calls or other securities exchangeable or exercisable for or convertible into such class of shares or other securities in accordance with the terms thereof, (ii) shares or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company, (iii) shares or other securities issued by the Company pursuant to the acquisition of another corporation, partnership or other business or entity or a material portion of the assets thereof, by merger or purchase of assets (any such transaction, a “Qualified Transaction”) or otherwise pursuant to a plan, agreement or other arrangement in relation to a Qualified Transaction approved by the Board; provided, however, that if such corporation, partnership or other business or entity is an Affiliate of the Company or the AEA Investors, such acquisition is made on an arms-length basis, (iv) shares or other Equity Securities issued to employees, the Relationship Investors, officers or directors of the Company that are not employees of AEA; provided, however, that such Issuances are approved by the Board or a committee thereof and, in the case of Issuances to Relationship Investors, so long as such Issuances to the Relationship Investors do not have an aggregate value that exceeds Five Million Dollars ($5,000,000.00) in the aggregate for all such transactions and does not cause the AEA Investors to hold less than a majority of the outstanding Company Shares following such transactions, or (v) shares or other securities issued in connection with an IPO), unless, prior to such Issuance, the Company notifies each Stockholder party hereto in writing of the proposed Issuance and grants to each such Stockholder or, at such Stockholder’s election, one or more of its Affiliates the right (the “Right”) to subscribe for and purchase such additional shares of Company Common Stock or units of other Equity Securities to be issued in the proposed Issuance at the same price and upon the same terms and conditions (including, in the event such securities are issued as a unit together with other securities, the purchase of such other securities) to be issued in the proposed Issuance such that, immediately after giving effect to the Issuance and exercise of the Right (including, for purposes of this calculation, the issuance of shares of Company Common Stock upon conversion, exchange or exercise of any other Equity Securities issued in the Issuance or subject to the Right), the shares of Company Common Stock beneficially owned by such Stockholder and its Affiliates on a fully diluted basis (rounded to the nearest whole share) shall represent the same percentage of the aggregate number of shares of Company Common Stock outstanding on a fully diluted basis as were beneficially owned by such Stockholder and its Affiliates immediately prior to the Issuance.

(b)                                 The Right may be exercised by each Stockholder party hereto or its Affiliates at any time by written notice to the Company received by the Company within fifteen (15) Business Days after receipt of notice from the Company of the proposed Issuance, and the closing of the purchase and sale pursuant to the exercise of the right shall occur at least thirty (30) days after the giving of the notice of the proposed Issuance by the Company.  Notwithstanding the foregoing, the Right shall not apply to any Issuance, pro rata, to all holders of Company Common Stock.

(c)                                  Notwithstanding the other provisions of this Section 2.5, if the Board reasonably determines that there is a need of the Company to issue securities of the Company that would otherwise be required to be offered to the Stockholders to exercise the Right under this Section 2.5 prior to such Issuance, the Company may issue such securities without first complying with this Section 2.5; provided, however, that within thirty (30) days after such Issuance, the Company offers each Stockholder the opportunity to purchase such number of securities that such Stockholder would have been entitled to purchase pursuant to the Right of Section 2.5 by sending written notice to the Stockholders.  In the event of an offer made by the Company pursuant to this Section 2.5(c), the timing and procedures for the exercise and consummation of such offer shall be the same as those set forth in Section 2.5(b), with appropriate modifications to reflect the post-issuance delivery of the notice as contemplated in this Section 2.5(c).

2.6.                            Capitalization Changes.  Within thirty (30) days of an Issuance, the Company shall notify the Additional Investors of such Issuance and provide the Additional Investors with a capitalization table, which shall set forth the name of each stockholder of the Company and the number of shares of Company Common Stock or other Equity Securities that are outstanding for each such stockholder.

III.                              REGISTRATION RIGHTS AGREEMENT

Each of the Company, the AEA Investors, any Management Investor, any Relationship Investor and any Additional Investor (or any Permitted Transferee of the foregoing) shall enter into the Amended and Restated Registration Rights Agreement, dated as of the date hereof (as amended, modified and supplemented from time to time, the “Registration Rights Agreement”).

IV.                               PURCHASE OF MINORITY SHARES UPON TERMINATION DATE

4.1.                            Purchase of Minority Shares from Management Investors Upon Termination of Employment.

(a)                                 (i)                                     If the employment with the Company or any of its subsidiaries of any Management Investor (or any employee of the Company or any of its subsidiaries who transferred such employee’s Minority Shares to a Permitted Transferee) shall terminate for any reason whatsoever, including death, Disability, resignation, or termination with or without Cause (the date on which such termination occurs being referred to as the “Management Investor Termination Date”), then the Company shall have the option (the “Management Investor Call Option”) to repurchase all, but not less than all, of the Minority Shares held by such Management Investor (or by any Minority Investor who acquired such shares as a Permitted Transferee from an employee of the Company or any of its subsidiaries), at the price and on the other terms specified in Section 4.2.  The Company may exercise the Management Investor Call Option by delivery of written notice (the “Management Investor Call Notice”) to the holder or holders of the Minority Shares within ninety (90) days, or within three hundred sixty five (365) days if termination is because of death or Disability, after the Management Investor Termination Date (the “Management Investor Call Period”).  The Management Investor Call Notice shall set forth the number of the Minority Shares to be acquired from such holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

(ii)                                  If for any reason the Company does not elect to purchase all of the Minority Shares pursuant to the Management Investor Call Option, then each Significant Stockholder shall be entitled to exercise the Company’s Management Investor Call Option in the manner set forth in the preceding paragraph (a) for all, but not less than all, of the Minority Shares (the “Management Investor Available Shares”).  As soon as practicable after the Company has determined that there will be Management Investor Available Shares, but in any event within the Management Investor Call Period, the Company shall deliver written notice (the “Management Investor Option Notice”) to each Significant Stockholder setting forth the number of Management Investor Available Shares and the price for each Management Investor Available Share.  Each Significant Stockholder may elect to purchase all of the Management Investor Available Shares by delivering written notice to the Company within ten (10) days after receipt of the Management Investor Option Notice by such Significant Stockholder.  As soon as practicable, and in any event within five (5) days after the expiration of such ten (10) day period, the Company shall notify the holder(s) of Minority Shares as to the number of Minority Shares being purchased from such holder by such Significant Stockholder.  If more than one Significant Stockholder elects to exercise such purchase option with respect to the Minority Shares not purchased by the Company, such electing Persons shall be entitled to purchase such Minority Shares pro rata on the basis of their ownership of Company Common Stock or in such proportion as they may agree between or among themselves.

(b)                                 Settlement of the purchase of Minority Shares pursuant to this Section 4.1 will occur at the Company’s principal office on a Business Day to be fixed by the Company within fifteen (15) days after the expiration of the Management Investor Call Period.  At the time of the settlement, (i) the purchaser or purchasers shall pay the purchase price in the manner specified in Section 4.2, (ii) the holders of the Minority Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, endorsed in blank, or accompanied by appropriate stock powers executed in blank, together with funds for any required stock transfer taxes, and (iii) the transferor shall represent in writing to the transferee (and to the Company, if the Company is not the transferee) that such Minority Shares are owned of record and beneficially by such transferor, free and clear of all liens, security interests, claims, restrictions and encumbrances of any kind.

(c)                                  Each Management Investor acknowledges that the Minority Shares which the Company or a Significant Stockholder may elect to purchase include any Minority Shares issued upon exercise of any stock option (regardless of whether such option is exercised before or after the Management Investor Termination Date).

4.2.                            Purchase Price for Minority Shares.  The purchase price per share to be paid for any Minority Shares purchased by the Company or a Significant Stockholder pursuant to Section 4.1 shall be equal to:

(i)                                     if the termination of employment giving rise to the Management Investor Call Option arose (x) out of a termination for Cause or (y) because such employee left the Company or any of its subsidiaries to serve as an employee, office or director of or consultant to or owner of a business engaged in any activity which the Company determines is in competition with the Company or any of its subsidiaries, the lesser of (1) the cost incurred by the terminated Management Investor (or the employee of the Company or any of its subsidiaries who transferred such Minority Shares to such Minority Investor) in connection with the purchase of the Minority Shares being repurchased (it being agreed that in the case of shares acquired upon the exercise of options to purchase Company Common Stock, the cost incurred shall be deemed to be the exercise price) and (2) the Fair Market Value of the Minority Shares being purchased; and

(ii)                                  if the termination of employment giving rise to the Management Investor Call Option arose for any other reason, the Fair Market Value of the Minority Shares being purchased.

Such purchase price may be paid (a) in the case of a purchase by the Company, at the option of the Management Investor, either in cash at the closing contemplated by Section 4.1(b) or, to the extent the Company’s credit agreements do not permit such cash payment, by delivery of a subordinated promissory note having the terms described in the next sentence, or (b) in the case of a purchase by a Significant Stockholder, in cash at the closing contemplated by Section 4.1(b).  Any subordinated promissory note issued by the Company in payment of such purchase price shall (x) provide that the principal amount thereof shall be payable on the first anniversary of the date thereof, (y) bear interest at the rate of publically announced by Credit Suisse as their respective prime commercial lending rate, payable semiannually and (z) be subordinated on terms and conditions satisfactory to any holders of indebtedness (other than Affiliates of the Company) for borrowed money of the Company and its subsidiaries.

4.3.                            Purchase of Minority Shares from Relationship Investors Upon Termination of Contractual Relationship.

(a)                                 (i)                                     If the contractual relationship (“Relationship Investor Representative Agreement”) between the Company or any of its subsidiaries and any Relationship Investor (or any Permitted Transferee who currently holds the Relationship Investor’s Minority Shares) shall terminate for any reason whatsoever, including death, resignation, or termination (the date on which such termination occurs being referred to as the “Relationship Investor Termination Date”), then the Company shall have the option (the “Relationship Investor Call Option”) to repurchase all, but not less than all, of the Minority Shares held by such Relationship Investor (or by any Minority Investor who acquired such shares as a Permitted Transferee from the Relationship Investor), at the price and on the other terms specified in Schedule 4.3.  The Company may exercise the Relationship Investor Call Option by delivery of written notice (the “Relationship Investor Call Notice”) to the holder or holders of the Minority Shares within ninety (90) days, or within three hundred sixty five (365) days if termination is because of death, after the Relationship Investor Termination Date (the “Relationship Investor Call Period”).  The Relationship Investor Call Notice shall set forth the number of the Minority Shares to be acquired from such holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

(ii)                                  If for any reason the Company does not elect to purchase all of the Minority Shares pursuant to the Relationship Investor Call Option, then each Significant Stockholder shall be entitled to exercise the Company’s Relationship Investor Call Option in the manner set forth in the preceding paragraph (a) for all, but not less than all, of the Minority Shares (the “Relationship Investor Available Shares”).  As soon as practicable after the Company has determined that there will be Relationship Investor Available Shares, but in any event within the Relationship Investor Call Period, the Company shall deliver written notice (the “Relationship Investor Option Notice”) to each Significant Stockholder setting forth the number of Relationship Investor Available Shares and the price for each Relationship Investor Available Share.  Each Significant Stockholder may elect to purchase all of the Relationship Investor Available Shares by delivering written notice to the Company within ten (10) days after receipt of the Relationship Investor Option Notice by such Significant Stockholder.  As soon as practicable, and in any event within five (5) days after the expiration of such ten (10) day period, the Company shall notify the holder(s) of Minority Shares as to the number of Minority Shares being purchased from such holder by such Significant Stockholder.  If more than one Significant Stockholder elects to exercise such purchase option with respect to the Minority Shares not purchased by the Company, such electing Persons shall be entitled to purchase such Minority Shares pro rata on the basis of their ownership of Company Common Stock or in such proportion as they may agree between or among themselves.

(b)                                 Settlement of the purchase of Minority Shares pursuant to this Section 4.3 will occur at the Company’s principal office on a Business Day to be fixed by the Company within fifteen (15) days after the expiration of the Relationship Investor Call Period.  At the time of the settlement, (i) the purchaser or purchasers shall pay the purchase price in the manner specified in Schedule 4.3, (ii) the holders of the Minority Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, endorsed in blank, or accompanied by appropriate stock powers executed in blank, together with funds for any required stock transfer taxes, and (iii) the transferor shall represent in writing to the transferee (and to the Company, if the Company is not the transferee) that such Minority Shares are owned of record and beneficially by such transferor, free and clear of all liens, security interests, claims, restrictions and encumbrances of any kind.

(c)                                  Each Relationship Investor acknowledges that the Minority Shares which the Company or a Significant Stockholder may elect to purchase include any Minority Shares issued upon exercise of any stock option (regardless of whether such option is exercised before or after the Relationship Investor Termination Date).

V.                                    CERTAIN OTHER AGREEMENTS

5.1.                            Certain Transactions.  The parties hereto agree to the execution, delivery and performance of the Management Agreement by the Company.

5.2.                            Mergers, Etc.  If the Board and the Stockholders holding a majority of the outstanding shares of Company Common Stock approve (a) any merger, consolidation, amalgamation or other business combination involving the Company, (b) any acquisition by purchase or otherwise of all or a material portion of the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (c) the sale of all of the business or assets of, or substantially all of the assets of, the Company, then each Stockholder agrees to vote or cause to be vote all of its shares of Company Common Stock in favor of such transaction and agrees not to exercise any appraisal or dissenters’ rights available under any rule, regulation, statute, agreement, the certificate of incorporation, the by-laws or otherwise.  The obligations of each Stockholder with respect to any transaction subject to this Section 5.2 shall be conditioned on the same terms in such transaction applying to such Stockholder as apply to all other Stockholders.

5.3.                            Board of Directors; Books and Records.  (a) The Stockholders and the Company hereby agree that, at all times until an IPO, the Board shall consist entirely of (i) the person who holds the title of Chief Executive Officer of the Company so long as such individual remains an employee of the Company; provided, however, that the parties hereto acknowledge and agree that the Chief Executive Officer shall not be appointed to the Board until immediately following the Closing Date, and (ii) any number of other individuals designated by the AEA Investors; provided, however, that for so long as each of AEA Investors Fund V LP, AEA Investors Fund V-A LP and AEA Investors Fund V-B LP (each, a “VCOC Fund”), directly or indirectly through any other entity owns any of the Company Common Shares owned by the AEA Investors, such VCOC Fund shall have the right to designate at least one of the individuals that the AEA Investors are entitled to designate for election to the Board of Directors.  The Stockholders and the Company shall take all such actions as may be necessary or appropriate to cause such individuals to be elected or re-elected as the members of the Board and to be maintained in such positions at all such times.

(b)                                 Following an IPO, for so long as the AEA Investors in the aggregate own at least 10% of the outstanding shares of Company Common Stock, the AEA Investors shall at all times be entitled to nominate at least one individual for election to the Board.  The Company hereby agrees that, at all times after the IPO, at and in connection with each annual or special meeting of stockholders of the Company at which directors of the Company are to be elected, the Company, the Board and the nominating committee thereof will (A) nominate and recommend to stockholders for election or re-election as part of the management slate of directors each such individual and (B) provide the same type of support for the election of each such individual as a director of the Company as provided by the Company, its directors, its management and its Affiliates to other persons standing for election as directors of the Company as part of the management slate.  Each Stockholder hereby agrees that, at all times after the IPO, such Stockholder will, and will cause each of its Affiliates to, vote all shares of Company Common Stock owned or held of record by it, at each annual or special meeting of stockholders of the Company at which directors of the Company are to be elected, in favor of the election or reelection as a member of the Board of each such individual nominated by the AEA Investors.

(c)                                  For so long as the AEA Investors shall have the right to designate a member of the Board pursuant to this Section 5.3, the AEA Investors shall be furnished full and complete access to the files and records regarding the business of the Company including, without limitation, monthly statements of profit and loss and any other periodic management reports.

(d)                                 For so long as an Additional Investor owns any shares of Company Common Stock, the Company shall (i) permit such Additional Investor, upon its reasonable request and reasonable advance notice to have reasonable access during normal business hours to the files and records regarding the Business; provided, however, that each Additional Investor acknowledges and agrees that no access granted hereunder shall unreasonably interfere with the business operations of the Business, and (ii) provide each Additional Investor (A) unaudited monthly reports and unaudited quarterly and audited annual financial statements regarding its financial operations within five (5) Business Days following the date upon which the AEA Investors receive such reports or financial statements, as applicable, and (B) any additional information the Company is required to deliver the lending agent pursuant to the credit agreement that EWT III will execute in connection with the acquisition of the Business (the “Credit Agreement”) within five (5) Business Days following the date upon which the Company has delivered such information to such lending agent under the Credit Agreement.

5.4.                            Corporate Opportunities.

(a)                                 In recognition and anticipation of the facts that (i) the directors, officers and/or employees of each AEA Investor or its Affiliates may serve as directors and/or officers of the Company or any of its subsidiaries, and (ii) each AEA Investor and its Affiliates engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Section 5.4 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the AEA Investors, their Affiliates and their respective officers, directors and employees, and the powers, rights, duties and liabilities of the Company and its officers, directors, Affiliates and Stockholders in connection therewith.

(b)                                 No AEA Investor, any of its Affiliates nor any of their respective officers, directors or employees shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company.  The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both an AEA Investor or any of its Affiliates or any of their respective officers, directors or employees and the Company, and therefore no AEA Investor, any of its Affiliates nor any of their respective officers, directors or employees shall have any duty, except and to the extent expressly assumed by contract, to communicate or offer such corporate opportunity to the Company and shall not be liable to the Company or its Stockholders for breach of any fiduciary duty as a stockholder, director and/or officer of the Company solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

(c)                                  To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Section 5.4 to be a breach of duty to the Company or its Stockholders, the Company and its Stockholders hereby waive any and all claims and causes of action that the Company or the Stockholders may have for such activities to the fullest extent permitted by law.  The provisions of this Section 5.4 apply equally to activities conducted in the future and that have been conducted in the past.

5.5.                            Confidentiality.

(a)                                 In respect of any trade secrets, customer lists, drawings, designs, information regarding product development, services, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board or management), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or a Stockholder (in each case, such party being the “Disclosing Party”), any of its subsidiaries or the business or information designated as confidential or proprietary that the Disclosing Party or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Disclosing Party or any of its subsidiaries (collectively, “Confidential Information”) that is disclosed by the Disclosing Party to the Company, its subsidiaries or another Stockholder (in each case, such party being the “Receiving Party”), without the prior written consent of the Disclosing Party, except (a) to the extent required by law, rule, regulation or court order or otherwise compelled by regulatory or legal process, (b) for disclosure made by the Receiving

Party to any Person who is an officer, director, employee or agent of the Receiving Party or any of their respective Affiliates or counsel to, accountants of, consultants to or other advisors for, the Receiving Party or its Affiliates, (c) to the extent necessary in connection with the exercise of any remedy hereunder, (d) to any potential transferee in connection with a proposed Transfer of Company Common Stock, in each case as permitted hereunder, as long as such transferee agrees to be bound by a confidentiality agreement containing terms substantially similar to the provisions of this Section 5.5, or (e) for disclosure to the direct or indirect shareholders, limited partners, partners or members of the Receiving Party and their respective advisors (provided, however, any disclosure pursuant to this clause (e) is generally consistent with the scope and nature of disclosure made by the Receiving Party to such Persons in respect of the Receiving Party’s other investments), the Receiving Party shall not disclose Confidential Information to any third Person unless such Confidential Information has been previously disclosed to the public by the Disclosing Party or is in the public domain (other than by reason of the Receiving Party’s breach of this Section 5.5).

(b)                                 bcIMC Private Placement (2013) Investment Corporation and bcIMC (WCBAF) Private Placement (2013) Investment Corporation (collectively, “bcIMC Investor”) hereby represents and warrants that it is subject to the Freedom of Information and Protection of Privacy Act (British Columbia) (the “BC Act”) and that it is contractually obligated to disclose certain information to its investors and prospective investors.  Based solely on the foregoing representations in the immediately preceding sentence, the Company agrees that, notwithstanding anything to the contrary in Section 5.5(a), the bcIMC Investor may disclose to its ultimate equity holders and to any other Person to which it is required to disclose pursuant to the BC Act the following information about the Company: (i) the name and address of the Company and the fact that such bcIMC Investor has made an investment in the Company, (ii) a brief description of the business of the Company, (iii) the amount and currency of bcIMC Investor’s investment in the Company, (iv) the internal rate of return of the bcIMC Investor’s investment in the Company with respect the Company’s performance as a whole as prepared by the bcIMC Investor, (v) the amount of any distributions received by the bcIMC investor in connection with its investment in the Company, and (vi) that AEA is the financial sponsor of the Company; provided that in each case (x) such bcIMC Investor shall clearly indicate that any such disclosure made pursuant to clause (iv) was not prepared, reviewed, or approved by the Company, AEA or any of their respective affiliates and (y) such bcIMC Investor agrees that none of the Company, AEA or any of their respective affiliates shall have any responsibility or liability in connection with any disclosure made pursuant to this Section 5.5(b).

5.6.                            Distributions or Redemptions.  For the avoidance of doubt, the Company shall not distribute its earnings to its Stockholders or redeem shares of Company Common Stock of its Stockholders unless such distribution or redemption is available to all Stockholders, pro rata, based on their respective holdings of Company Common Stock; provided, however, that the Company shall be permitted to redeem any number of shares of Company Common Stock held by (a) any Management Investor that is not an employee of AEA and (b) any Relationship Investor, in each case, to the extent the Board determines that such redemption is in the best interests of the Company.

5.7.                            Annual Valuation.  The Company shall, at the request of an Additional Investor, use commercially reasonable efforts to provide to such Additional Investor on or prior to the last business day of February of each fiscal year a preliminary estimate (based on unaudited financial information actually known by the Company at the time and without any requirement of the Company to change the timing of its ordinary course year-end valuation work) of the Fair Market Value of the Company as of December 31 of the preceding fiscal year; provided, however, that such Additional Investor confirms that it understands that such information may be incomplete and/or change prior the issuance of any other determination of Fair Market Value of the Company otherwise required to be delivered to such Additional Investor in connection with such Additional Investor’s investment in funds or investment vehicles managed by AEA.  Notwithstanding any other provision in this Agreement to the contrary, each Additional Investor agrees to keep such information confidential and only disclose such information to employees and advisers who need to know such information in connection with the preparation of such Additional Investor’s statutorily required reports.

VI.                               MISCELLANEOUS

6.1.                            Additional Securities Subject to Agreement.  Each Stockholder agrees that any other Equity Securities of the Company which they hereafter acquire by means of a stock split, stock dividend, or distribution will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

6.2.                            Term.  This Agreement will be effective from and after the date hereof and will terminate and be of no further force and effect (other than with respect to prior breaches) with respect to the provisions referred to below as follows: (i) with respect to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 4.1, 4.2, 4.3 and Schedule 4.3, upon completion of an IPO; and (ii) with respect to all Sections, upon the sale of all or substantially all of the assets or equity interests in the Company to a Third Party whether by merger, consolidation, sale of assets or securities or otherwise.

6.3.                            Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested), or by electronic mail to the respective parties at the addresses set forth on the signature pages (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.3).

6.4.                            Further Assurances.  The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

6.5.                            Non-Assignability.  This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, will be null and void; provided, however, that any Stockholder may assign or delegate all or any portion of its rights hereunder to any Permitted Transferee so long as such Person is a party hereto or executes and delivers to the Company an Assumption Agreement satisfactory to the Company; and; provided, further, that each Person who acquires any Company Common Stock from any Stockholder hereunder shall assume the rights and obligations, including the economic rights, of the AEA Investors (in the case of any Transfer from the AEA Investors) or a Minority Investor (in the case of any Transfer from a Minority Investor unless the Transfer occurred pursuant to Section 2.3, in which case such Person will be subject to the same rights and obligations, including the economic rights, as an AEA Investor).

6.6.                            Amendment, Waiver.  This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the holders of a majority of the shares of Company Common Stock; provided, however, (i) that any amendment, supplement or modification of Article 2 and Sections 5.3(a), 5.3(d), 5.4, 5.5(a), 5.6 and 5.7 and Article 6 (other than Sections 6.3, 6.14 and 6.15) of this Agreement shall require the written approval of each Additional Investor and (ii) that any amendment, supplement or modification of this Agreement which disproportionately adversely affects any Stockholder shall not be effective without the written approval of such Stockholder; provided, however, that the Company and the AEA Investors shall be expressly permitted to amend, supplement or modify Schedule 4.3 without the consent of any of the Minority Investors.  No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

6.7.                            Third Parties.  This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

6.8.                            Governing Law; Arbitration.

(a)                                 This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

(b)                                 Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement, the interpretation of any of the provisions hereof or the action or inaction of any Person hereunder shall be submitted to arbitration in New York, New York, before the American Arbitration Association under the commercial arbitration rules of such Association.  Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award so obtained may be entered in any court having jurisdiction thereof.  To the fullest extent permitted by law, no action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any party except:  (i) an action to compel arbitration pursuant to this Section 6.8(b), (ii) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 6.8(b), or (iii) an action for injunctive relief when and if such relief is appropriate under the terms of this Agreement.

6.9.                            Specific Performance.  Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

6.10.                     Entire Agreement.  This Agreement, together with, as applicable, the subscription agreements entered into by Company and the Management Investors, the subscription agreements entered into by the Company and the Relationship Investors and the subscription agreements entered into by the Company, the AEA Investors and each Additional Investor as of the date hereof, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

6.11.                     Titles and Headings.  The section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

6.12.                     Severability.  If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

6.13.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

6.14.                     Additional Management Investors and Relationship Investors.  Any employee or director of the Company or any of its subsidiaries who becomes party to a stock subscription agreement, option agreement or similar agreement after the date hereof, or any Person that has a Relationship Investor Representative Agreement with the Company and/or its subsidiaries and who the Company has agreed to admit as a Relationship Investor may become a party hereto and may become bound hereby by entering into a supplementary agreement with the Company agreeing to be bound by the terms hereof (or only specific sections hereof).  Each such supplementary agreement shall become effective upon its execution by the

Company and such employee, director or any Person that has a Relationship Investor Representative Agreement with the Company and/or its subsidiaries and who the Company has agreed to admit as a Relationship Investor, and it shall not require the signature or consent of any other party hereto.  Such supplementary agreement may modify some of the terms hereof as they effect such employee, director or Person that has a Relationship Investor Representative Agreement with the Company and/or its subsidiaries and who the Company has agreed to admit as a Relationship Investor.

6.15.                     Stock Certificates.  Until the occurrence of an IPO, AEA Sale or consummation of a Third Party Offer, any certificate representing shares of Company Common Stock issued to the Management Investors and Relationship Investors shall be held by the Company for the benefit of the Management Investors and Relationship Investors.  Upon the occurrence of an IPO, AEA Sale or consummation of a Third Party Offer, the Company shall return any such certificates representing shares of Company Common Stock issued to the Management Investors and Relationship Investors to the record holder(s) thereof.

6.16.                     Tax Forms; FATCA.

(a)                                 Each Stockholder shall furnish to the Company from time to time all such information as is required by applicable law or otherwise reasonably requested by the Company (including IRS Forms W-8 or W9, as applicable, and any other forms or certificates prescribed by the Internal Revenue Code of 1986, as amended from time to time, the regulations promulgated thereunder, or other applicable state, local or non-U.S. law) to permit the Company to ascertain whether and in what amount withholding of taxes is required in respect of such Stockholder.

(b)                                 Without limiting the preceding paragraph, the Company will comply with any withholding or information reporting requirements applicable to it required by sections 1471 through 1474 (or any successor provisions or amendments thereof)  of the U.S. Internal Revenue Code of 1986, as amended, or any current or future U.S. Treasury Regulations or rulings promulgated thereunder (“FATCA”).  Each Stockholder will comply with all requirements and obligations imposed on it under FATCA that are applicable to its investment in the Company, including providing the Company with any applicable forms and information to avoid the imposition of withholding tax on amounts received with respect to its investment in the Company.  Each Stockholder shall bear any taxes or withholding, and all other costs, attributable its failure to comply with FATCA and amounts paid to such Stockholder being subject to withholding tax, and no Stockholder shall be entitled to reimbursement from the Company or any other Stockholder.

6.17.                     Relationship Investors.

(a)                                 For the avoidance of doubt, a natural person shall be permitted to own Company Shares and qualify as a “Relationship Investor” hereunder if he or she is employed by, consulting with or owns an entity that has a Relationship Investor Representative Agreement with the Company and/or its subsidiaries (such entity that has a Relationship Investor

Representative Agreement with the Company and/or its subsidiaries shall be referred to as the “Contractual RI Party”).

(b)                                 A natural person of the type referenced in Section 6.17(a) that executes this Agreement and owns Company Shares agrees to be bound by the terms and conditions of the Relationship Investor Representative Agreement referenced in Section 6.17(a) as if he or she is the Contractual RI Party under such Relationship Investor Representative Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

THE COMPANY:

EWT HOLDINGS I CORP.

By:	/s/ Barbara L. Burns
Name: Barbara L. Burns
Title: Vice President, Secretary and Assistant
Treasurer
Address: c/o AEA Investors L.P.
666 Fifth Avenue, 36th Floor
New York, NY 10103
Attention: Barbara Burns
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

THE AEA INVESTORS:

AEA INVESTORS FUND V LP

By: AEA Investors Partners V LP,
Its general partner

By: AEA Management (Cayman) Ltd.,
Its general partner

By:	/s/ Barbara L. Burns
Name: Barbara L. Burns
Title: Vice President
Address: c/o AEA Investors L.P.
666 Fifth Avenue, 36th Floor
New York, NY 10103
Attention: Barbara Burns
Fax:
Email:

AEA INVESTORS FUND V-A LP

By: AEA Investors Partners V LP,
Its General Partner

By: AEA Management (Cayman) Ltd.,
Its General Partner

By:	/s/ Barbara L. Burns
Name: Barbara L. Burns
Title: Vice President
Address: c/o AEA Investors L.P.
666 Fifth Avenue, 36th Floor
New York, NY 10103
Attention: Barbara Burns
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

AEA INVESTORS FUND V-B LP

By: AEA Investors Partners V LP,
Its General Partner

By: AEA Management (Cayman) Ltd.,
Its General Partner

By:	/s/ Barbara L. Burns
Name: Barbara L. Burns
Title: Vice President
Address: c/o AEA Investors L.P.
666 Fifth Avenue, 36th Floor
New York, NY 10103
Attention: Barbara Burns
Fax:
Email:

AEA INVESTORS PARTICIPANT FUND V LP

By: AEA Investors PF V LLC,
Its General Partner

By:	/s/ Barbara L. Burns
Name: Barbara L. Burns
Title: Vice President
Address: c/o AEA Investors L.P.
666 Fifth Avenue, 36th Floor
New York, NY 10103
Attention: Barbara Burns
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

AEA INVESTORS QP PARTICIPANT FUND V LP

By: AEA Investors PF V LLC,
Its General Partner

By:	/s/ Barbara L. Burns
Name: Barbara L. Burns
Title: Vice President
Address: c/o AEA Investors L.P.
666 Fifth Avenue, 36th Floor
New York, NY 10103
Attention: Barbara Burns
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

THE ADDITIONAL INVESTORS:

bcIMC Private Placement (2013) Investment Corporation

By:	/s/ Lincoln Webb
Name: Lincoln Webb
Title: President
Address: 301-2940 Jutland Rd., Victoria, BC,
Canada, V8T 5K6
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

bcIMC (WCBAF) Private Placement (2013) Investment Corporation

By:	/s/ Lincoln Webb
Name: Lincoln Webb
Title: President
Address: 301 – 2940 Jutland Rd., Victoria, BC,
Canada, V8T 5K6
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

FW RMB NANSEMOND INVESTORS, LLC

By:	/s/ Bryan Barrett
Name: Bryan Barrett
Title: Vice President
Address: 201 Main Street Suite 2600
Fort Worth, TX 76102
Telephone:
Email:
Fax:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

2014 WATER LLC

By:	/s/ H. Hiter Harris III
Name:
Title: Manager
Address: 1001 Haxall Point, 9th Floor
Richmond, VA 23219
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

Jungfrau SICAV-SIF, in relation to its compartment Long Term Allocation, by its investment manager Banque Pictet & Cie S.A.

By:	/s/ Gerald Formaz	/s/ Carsten Beyer
Name:	Gerald Formaz	Carsten Beyer
Title: Assistant Vice Presidents
Address: Route des Acacias 60
1211 Geneva 73, Switzerland
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

Pictet Private Equity Investors SA, acting as nominee for the account of Banque Pictet & Cie S.A., in turn on behalf of its undisclosed clients

By:	/s/ Gerald Formaz	/s/ Carsten Beyer
Name:	Gerald Formaz	Carsten Beyer
Title:	Director	Director
Address: Route des Acacias 60
1211 Geneva 73, Switzerland
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

HAVELOCK FUND INVESTMENTS PTE LTD

By:	/s/ Alan Thompson
Name:
Title:
Address: 60B Orchard Road
#06-18 Tower 2 The Atrium @ Orchard
Singapore 238891
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

Partners Group U.S. Private Equity 2011, L.P. Inc.

By:	/s/ Neil Hartley	/s/ Brett McFarlane
Name:
Title:
Address: 1114 Avenue of the Americas, 37th Floor
New York, NY 10036
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

Monte Rosa Funds SICAV-SIF, in relation to its segregated compartment Monte Rosa 2011, by its investment manager Banque Pictet & Cie S.A.

By:	/s/ David Marechal	/s/ Jerome Vogt
Name:
Title:
Address:
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

Monte Rosa Opportunities SICAV-SIF, in relation to its segregated compartment Monte Rosa Co-Investments II, by its investment manager Banque Pictet & Cie S.A.

By:	/s/ David Marechal	/s/ Jerome Vogt
Name:
Title:
Address:
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

Xyris Inc.

By:	/s/ Bowei Lee
Name:
Title:
Address: Suite 2, 20/F., CMA Building, No. 64
Connaught Road Central, Hong Kong
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

LCY Investments Corp.

By:	/s/ Bowei Lee
Name:
Title:
Address: 4F, Bade Road Section 4,
Taipei 105, Taiwan
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

NB PEP Holdings Limited

By:	/s/ Blake Rice
Name:
Title:
Address: c/o NB Alternatives, 325 N. Saint
Paul Street Suite 4900
Dallas, TX 7520
Telephone:
Fax:
Email:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

Schedule 4.13

Purchase Price for Relationship Investor’s Minority Shares

The purchase price per share to be paid for any Minority Shares purchased by the Company or a Significant Stockholder pursuant to Section 4.3 of this Agreement shall be equal to:

(i)                                   if the termination of the Relationship Investor Representative Agreement giving rise to the Relationship Investor Call Option arose (x) out of the mutual consent of the Company or its subsidiaries and the applicable Relationship Investor or (ii) the Relationship Investor terminating the Relationship Investor Representative Agreement with the Company or its subsidiaries solely due to the Company or its subsidiaries discontinuing Relationship Investor’s sales rights of a product line that was responsible for greater than fifty percent (50%) of the commissions paid to such Relationship Investor over the preceding 36-month period prior to such termination, the Fair Market Value of the Minority Shares being purchased.

(ii)                                if the termination of the Relationship Investor Representative Agreement giving rise to the Relationship Investor Call Option arose for any reason other than the reasons set forth in this Schedule 4.3(i), then the purchase price per share to be paid for any Minority Shares shall be the lesser of (1) the cost incurred by the Relationship Investor that has terminated the Relationship Investor Representative Agreement (or any Permitted Transferee who currently holds the Relationship Investor’s Minority Shares) in connection with the purchase of the Minority Shares being repurchased and (2) the Fair Market Value of the Minority Shares being purchased.

Such purchase price may be paid (a) in the case of a purchase by the Company, at the option of the Relationship Investor, either in cash at the closing contemplated by Section 4.3(b) of this Agreement or, to the extent the Company’s credit agreements do not permit such cash payment, by delivery of a subordinated promissory note having the terms described in the next sentence, or (b) in the case of a purchase by a Significant Stockholder, in cash at the closing contemplated by Section 4.3(b) of this Agreement.  Any subordinated promissory note issued by the Company in payment of such purchase price shall (x) provide that the principal amount thereof shall be payable on the first anniversary of the date thereof, (y) bear interest at the rate of publically announced by Credit Suisse as their respective prime commercial lending rate, payable semiannually and (z) be subordinated on terms and conditions satisfactory to any holders of indebtedness (other than Affiliates of the Company) for borrowed money of the Company and its subsidiaries.